EXHIBIT 10.4.6
                                                                  --------------


                            SIXTH AMENDMENT TO LEASE


LESSOR:           Athenaeum Property LLC

LESSEE:           Bitstream Inc.

DATE OF LEASE:    March 17, 1992;
                  (First Amendment September 7, 1993,
                  Second Amendment July 14, 1994,
                  Third Amendment July 15, 1994,
                  Fourth Amendment March 3, 1997, and
                  Fifth Amendment April 15, 1997)

PREMISES:         Athenaeum House, 215 First Street,
                  Cambridge, Massachusetts (the "Building")

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the lease originally entered into between Athenaeum Realty Nominee Trust as Lessor and Bitstream Inc., a Massachusetts corporation, as Lessee dated March 17, 1992, and amended as listed above (collectively, the "Lease"), is hereby further amended as follows as of July 1, 1997 (the "Effective Date"):

         1. PARTIES. The parties acknowledge and agree that Athenaeum Property LLC has assumed all obligations as Lessor and that Bitstream Inc., a Delaware corporation, has assumed all obligations as Lessee Under the Lease.

         2. "ADDITIONAL LEASED PREMISES." As of the Effective Date, 5,624 rentable square feet ("RSF"), more or less, shall be added to the Leased Premises on the second floor of the Building as shown on Exhibit A hereto ("Additional Leased Premises").

         3. TERM. The initial term of the Lease shall be extended through October 1, 2003 with respect to the Additional Leased Premises added hereby, and also the Expanded Leased Premises that the parties added by the Fourth Amendment. The initial Lease term shall remain unchanged with respect to all other space under the Lease, and continue to extend through October 1, 1998 in accordance with the Second Amendment, ss.6.

         4. INCREASED RENT. The Base Rent for the Leased Premises shall be increased as of the Effective Date by $18.00 per rentable square foot of the Additional Leased Premises, or $101,232 per year through








Sixth Amendment to Lease dated March 17, 1992       Effective Date: July 1, 1997
Athenaeum Property LLC and Bitstream Inc.                                 Page 2

                  the end of the said term. All other rental amounts in the Lease shall remain unchanged.

         5. INCREASED RENT ADJUSTMENT. The Rent Adjustment percentage for Real Estate Taxes and Common Area Operating expenses in ss.5 of the Lease shall be increased from 7.68% percent to 9.65% as of the Effective Date.

         6.       UTILITIES.   All  Lessee's   utilities  will  continue  to  be
                  separately metered, or billed on a pro rata basis.

         7. OPTIONS TO EXTEND. The parties confirm and agree as follows with respect to the option to extend the term of the Leased Premises in ss.23 of the original lease:

                  7.1. Original Leased Premises. The option to extend with respect to the Leased Premises other than the Expanded Leased Premises and Additional Leased Premises (i.e. 17,174 RSF) shall remain unchanged hereby, and is hereby confirmed to consist of two, consecutive five (5) year extensions, the first to begin on October 1, 1998 in accordance with the Second Amendment,ss.6, and the second to begin on the fifth anniversary thereof, or October 1,2003, each option to be exercised within the appropriate time period as provided in the saidss.23 of the original lease, and the rent to be determined in accordance with the formula stated in the saidss.23 on pp. 15-17 of the original lease.

                  7.2 Expanded and Additional Leased Premises. There shall be only one, five year option to extend the term of the "Expanded" and "Additional" Leased Premises (4,700 RSF and 5,624 RSF, respectively), beginning on October 1,2003, and upon written notice from LESEE to LESSOR at least six (6) months prior to the expiration of the initial lease term (September 30, 2003). The rental amount as of the commencement of the extended term shall be fair market value as determined in accordance with the procedure set forth in the eighth full paragraph of ss.23 of the original lease, beginning at the bottom of page 15, and continuing through the top of page 17 thereof.

         8. CONDITION OF ADDITIONAL LEASED PREMISES. Lessee agrees it is leasing the Additional Leased Premises "as is," except that the Additional Leased Premises shall be delivered vacant and free of rights of possession or occupancy, vacuumed clean, free of debris and personal effects, and all systems to be maintained by Landlord under the Lease shall be in good working order.

         9. BROKER. The Lessor and Lessee each represent and warrant to the other hat each has had no dealings with any Brokers concerning this lease other than Robert A. Jones & Co., and each party agrees








Sixth Amendment to Lease dated March 17, 1992       Effective Date: July 1, 1997
Athenaeum Property LLC and Bitstream Inc.                                 Page 3



                  to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach f this representation and warranty.

         10. CONSTRUCTION; INTERPRETATION. To the extent that this amendment conflicts with the original lease, this amendment shall control. Both parties acknowledge the lease remains in full force and effect. Other than as stated in this amendment, all other terms and conditions remain the same.




EXECUTED as a sealed instrument this 6th day of June 1997.

ATHENAEUM PROPERTY LLC



By:       /s/ Allan R. Jones                /s/ Geraldine McCarthy
    ---------------------------------       -------------------------
         Allan R. Jones, President          Witness
         Athenaeum F.A. Inc.
         Managing Member



BITSTREAM INC.



By:     /s/ James D. Hart                   /s/ John F. Dervishian
    ---------------------------------       -------------------------
         James D. Hart,                     Witness
         Vice President, Treasurer and
         Chief Financial Officer






                                    EXHIBIT A

                          "ADDITIONAL LEASED PREMESIS"


         A floor plan of consisting of 5,624 rentable square feet on the second floor of the property located at 215 First Street, Cambridge, Massachusetts is set forth on this Exhibit.




THE ATHENAEUM HOUSE                                            Rev.
215 First Street, Cambridge         Second Floor               May 8, 1997